Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to Tender Ordinary Shares of

MOBILEYE N.V.

at

$63.54 per share

Pursuant to the Offer to Purchase

dated April 5, 2017

(the “Offer to Purchase”)

by

CYCLOPS HOLDINGS, LLC

a wholly owned subsidiary of

INTEL CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 21, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (a) the procedure for delivery of book-entry transfer of common shares, nominal value €0.01 per share (the “Shares”), of Mobileye N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands registered with the trade register in The Netherlands under file number 34158597, cannot be completed prior to 5:00 p.m., New York City time, on June 21, 2017 (the “Expiration Time,” unless the Offer is extended in accordance with the Purchase Agreement (as defined in the Offer to Purchase), in which event “Expiration Time” will mean the latest time and date at which the Offer (as defined below), as so extended by Purchaser (as defined below), will expire), (b) the procedure for book-entry transfer cannot be completed on a timely basis, or (c) time will not permit delivery of all of the required documents to the American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by overnight courier or transmitted by facsimile or mailed to the Depositary. See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

American Stock Transfer & Trust Company LLC

By First Class Mail, Overnight Courier or Express Mail:	By Facsimile Transmission (for Eligible Institutions Only):
The American Stock Transfer & Trust Company, LLC	718 234-5001
Operations Center
Attn: Reorganization Department	To Confirm Facsimile via Phone:
6201 15th Avenue	718 921-8317
Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 – “PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES” OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Instruction 2 of the Letter of Transmittal) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Cyclops Holdings, LLC, a Delaware limited liability company (“Purchaser”) and a wholly owned subsidiary of Intel Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 5, 2017, and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, the number of Shares, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the Expiration Time.

Number of Shares:

☐  Check here if Shares will be tendered by book-entry transfer

DTC Account Number:

Name of Tendering Institution:

Date:

Name(s) of Holder(s):

(Please Print)

Signature(s):

Address(es):

(Zip Code)

Area Code and Telephone Number(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and, (b) guarantees delivery to the Depositary, within three NASDAQ Global Select Market trading days after the date hereof, at its address set forth above, of a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Depositary Trust Company (pursuant to the procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in Instruction 2 of the Letter of Transmittal), and any other documents required by the Letter of Transmittal.

Name of Firm:

Authorized Signature
Address:
Name:
Zip Code		Please Type or Print
Title:
Area Code and Tel. No.:	Dated: